Exhibit 25
                                    FORM T-1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
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                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) -------
                               ------------------


                   UNITED  STATES  TRUST  COMPANY  OF NEW  YORK  (Exact  name of trustee as specified in its charter)


                 New York                                 13-3818954
      (Jurisdiction of incorporation                   (I.R.S. employer
       if not a U.S. national bank)                   identification No.)

           114 West 47th Street                           10036-1532
               New York, NY                               (Zip Code)
           (Address of principal
            executive offices)

                               ------------------
                                    GPU, Inc.
               (Exact name of obligor as specified in its charter)

            Pennsylvania                         13-5516989
  (State or other jurisdiction of             (I.R.S. employer
   incorporation or organization)            identification No.)

         300 Madison Avenue
       Morristown, New Jersey                       07962
(Address of principal executive offices)         (Zip Code)
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                        ---% Debentures, Series A due ---
                        ---% Debentures, Series B due ---
                       (Title of the indenture securities)
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                                      - 2 -


                                     GENERAL


1.  General Information

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of New York (2nd District), New York, New York
            (Board of Governors of the Federal Reserve System)
         Federal Deposit Insurance Corporation, Washington, D.C.
         New York State Banking Department, Albany, New York

    (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.  Affiliations with the Obligor
    -----------------------------

    If the obligor is an affiliate of the trustee, describe each such affiliation.

         None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

    GPU, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.List of Exhibits
   ----------------
   T-1.1  --      Organization  Certificate,  as amended,  issued by the State of New York  Banking  Department  to transact  business as a
                  Trust  Company,  is  incorporated  by  reference  to Exhibit
                  T-1.1  to Form T-1  filed on  September  15,  1995  with the
                  Commission  pursuant to the Trust  Indenture Act of 1939, as
                  amended   by  the  Trust   Indenture   Reform  Act  of  1990
                  (Registration No. 33-97056).



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                                      - 3 -


16.List of Exhibits
   (cont'd

   T-1.2 --       Included in Exhibit T-1.1.

   T-1.3 --       Included in Exhibit T-1.1.

   T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

   T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

   T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE
----
As of October 4, 2000, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.





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                                      - 4 -


Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 5th day of October, 2000.

UNITED STATES TRUST COMPANY
      OF NEW YORK, Trustee


By:
      ------------------------------
      Louis P. Young
      Vice President





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                                                                   Exhibit T-1.6
                                                                   -------------

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


October 5, 2000



Securities and Exchange Commission 450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
      OF NEW YORK


By:   /s/Gerard F. Ganey
      ------------------------------------------------
      Gerard F. Ganey
      Senior Vice President


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                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                  JUNE 30, 2000
                                ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                $      111,263
Short-Term Investments                                        102,676

Securities, Available for Sale                                565,989

Loans                                                       2,751,688
Less:  Allowance for Credit Losses                             17,800
                                                          -----------
    Net Loans                                               2,733,888
Premises and Equipment                                         63,040
Other Assets                                                  322,866
                                                          -----------
    Total Assets                                           $3,899,722
                                                           ==========

LIABILITIES
-----------
Deposits:
    Non-Interest Bearing                               $    1,019,497
    Interest Bearing                                        1,985,062
                                                           ----------
       Total Deposits                                       3,004,559

Short-Term Credit Facilities                                  438,737
Accounts Payable and Accrued Liabilities                      194,401
                                                           ----------
    Total Liabilities                                      $3,637,697
                                                           ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                   14,995
Capital Surplus                                                98,806
Retained Earnings                                             152,765
Unrealized Loss on Securities
    Available for Sale (Net of Taxes)                         (4,541)
                                                           ----------

Total Stockholder's Equity                                    262,025
                                                           ----------
    Total Liabilities and
     Stockholder's Equity                                  $3,899,722
                                                           ==========


I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.


Richard E. Brinkmann, Managing Director & Controller


September 21, 2000